Exhibit 99.1

Press Release	Source: International Stem Cell Corporation
International Stem Cell Corporation Creates Human Cornea Tissue from Its Parthenote Stem Cells; Preliminary Discovery Holds Promise to Aid in Therapy for Blindness
Wednesday September 5, 8:35 am ET
OCEANSIDE, Calif.—(BUSINESS WIRE)—International Stem Cell (OTCBB:ISCO — News), www.internationalstemcell.com, announced today that data from an independent third party laboratory has confirmed that it has successfully created tissue compatible with a human cornea from embryonic stem cells. ISCO has repeated the experiments using its stem cells derived from unfertilized human eggs, called parthenogenetic human embryonic stem cells (phESC or parthenote stem cells). The use of ISCO’s parthenote may also substantially reduce the likelihood of immune rejection in patients.
The laboratory report indicated “H&E cell staining shows the 10mm clear/white tissue sphere is compatible with corneal tissue. The structure consisted of several cell layers and structures normally found in a human cornea, but lacked others, such as a definite endothelial layer.”
The company announced in June 2007 that it was the first to deliberately create human parthenogenetic stem cell lines from non-fertilized eggs. This scientific breakthrough, which announced the creation of six human parthenote stem cell lines, was published in scientific peer review publication Cloning & Stem Cells Journal.
Today’s announcement is part of ISCO’s effort to use its parthenote cells to create cell transplant therapies for diseases of the eye. It plans to further develop the corneal technology with a goal of routinely growing living human corneas in the laboratory for use in human corneal transplants.
“This development should also be well received in foreign markets where corneal transplants from cadaver donations are far less available than in the United States,” said Jeff Krstich, CEO of ISCO. “The cells may also be highly useful to pharmaceutical and cosmetic firms both in the US and internationally that are seeking an alternative to current practices of testing chemicals in the eyes of live animals.”
Although this initial discovery is promising, it is preliminary, according to Krstich. “More work and testing must be done before human clinical trials can begin. It is likely ISCO will seek out collaboration partners to expedite progress in this area.”
“What is amazing is that the stem cells began a process of change and self-assembly when subject to the right culture conditions, manipulations and spatial orientations, forming a beautiful clear spherical cornea like structure. Further work on cell differentiation and testing physical properties will be necessary,” said Jeffrey Janus, President and Director of Research at ISCO. “This could be a less expensive and more efficient method to meet the overwhelming need for corneal tissue outside the US, where such living corneal constructs may be useful to cure forms of blindness.”

ABOUT INTERNATIONAL STEM CELL CORPORATION:
International Stem Cell is a biotechnology company currently focused on developing therapeutic and research products. In the area of therapeutic product development, ISCO’s objective is to create an unlimited source of human cells for use in the treatment of several diseases, including diabetes, liver disease and retinal disease through cell transplant therapy. In furtherance of this objective, ISCO has developed pluripotent human stem cells from unfertilized human eggs, and techniques to cause those stem cells to be “differentiated” into the specific cell types required for transplant. It has developed manufacturing protocols to produce the cells minimizing contamination with animal by-products, a characteristic likely to be important in meeting U.S. Food and Drug Administration requirements. ISCO also provides the specialized cells and growth media needed for therapeutic cell transplantation research to academic and commercial researchers in related fields. For more information, visit the ISCO website at: www.internationalstemcell.com.
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Forward-Looking Statements
Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.
KEY WORDS: Stem Cells, Biotechnology
MULTIMEDIA AVAILABLE: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5485000
Contact:
International Stem Cell Corporation
Kenneth C. Aldrich, Chairman
kaldrich@intlstemcell.com
Jeff Krstich, CEO
jkrstich@intlstemcell.com
760-940-6383
or
Media Relations:
The Orbach Company, Inc.
Nevena Orbach
818-904-0500
nevena@orbachco.com

Source: International Stem Cell Corporation

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